Exhibit 23.2
Cach Foods, Inc.
Form SB-2










            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Cach Foods, In., of our report dated March 14, 2001, relating to the December 31, 2000 financial statements of Cach Foods, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
May 15, 2001

                              E-35
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